Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the foregoing Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-226840) of our report dated November 14, 2018, relating to the financial statements of Sound Concepts, Inc. as of December 31, 2017 and 2016 and for the years then ended. We also consent to the reference to our firm under the caption “Experts”.

/s/ Weinberg & Company, P.A.

Weinberg & Company, P.A.

Los Angeles, California

December 10 , 2018